UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 4, 2008
Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., 12th Floor, New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
As previously reported on Form 8-K filed on April 21, 2008, we entered into an Investment Agreement and Standstill Agreement with Leucadia National Corporation (“Leucadia”) whereby we purchased from Leucadia 10,000,000 common shares of Leucadia in exchange for our issuance of 26,585,310 shares of our common stock and a payment to Leucadia of $100,021,353.
We have completed our sale of the 10,000,000 common shares of Leucadia purchased on April 21, 2008 for aggregate proceeds of $535.2 million.

Item 1.01	Entry into a Material Definitive Agreement.
On June 4, 2008, in separate transactions, we purchased 650,000 common shares of Leucadia from a charitable trust created by Joseph S. Steinberg and from a corporation owned by a trust for the benefit of Mr. Steinberg’s family and an aggregate of 650,000 common shares of Leucadia from Ian M. Cumming. Mr. Steinberg is one of our directors and the President of Leucadia and Mr. Cumming is one of our directors and is Chairman of Leucadia. We purchased the aggregate 1,300,000 common shares of Leucadia for $63,635,000.
We have in the past entered into similar transactions with Messrs. Steinberg and Cumming, and we may enter into similar transaction in the future.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group, Inc.
Date: June 9, 2008	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary